                                                                     EXHIBIT 2.1

                              AGREEMENT OF MERGER


                                  by and among


                              Datalink.net, Inc.,

                          Acquisition Wireless, Inc.,

                          Cross Communications, Inc.,

                                      and

                                Kathleen M. Wold



                             Dated:  July 10, 2000

                               TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----
ARTICLE I.
DEFINITIONS...............................................................................................    1
     1.1     Defined Terms................................................................................    1
     1.2     Other Defined Terms..........................................................................    3


ARTICLE II.
THE MERGER................................................................................................    5
     2.1     The Merger...................................................................................    5
     2.2     Effective Time...............................................................................    5
     2.3     Effects of the Merger........................................................................    5
     2.4     Certificate of Incorporation and By-laws of the Surviving Corporation; Officers and Directors    5
     2.5     Effect of the Merger on Company Shares.......................................................    6
     2.6     Cancellation of Company Shares; Delivery of Parent Shares....................................    6


ARTICLE III.
MERGER CONSIDERATION......................................................................................    6
     3.1     Merger Consideration.........................................................................    6
     3.2     Issuance of Additional Parent Shares to the Shareholder......................................    7
     3.3     Determination of Gross Revenue and Gross Business Expenses...................................    7
             (a)  Disputed Gross Revenue Amount...........................................................    8
             (b)  Resolution of Disputed Gross Revenue Amount.............................................    8


ARTICLE IV.
CLOSING...................................................................................................    8
     4.1     Closing Date and Location....................................................................    8
     4.2     Obligations to the Company...................................................................    8
     4.3     Obligation of the Shareholder................................................................    9
     4.4     Obligations of Parent and Wireless...........................................................    9
     4.5     Obligation of Parent and Wireless for Payment of Debts.......................................    9

ARTICLE V.
REPRESENTATIONS AND WARRANTIES AS TO COMPANY..............................................................    9
     5.1     Organization and Good Standing...............................................................    9
     5.2     Capitalization...............................................................................   10
     5.3     Subsidiaries.................................................................................   10
     5.4     Authorization................................................................................   10
     5.5     Employee Benefit Plans.......................................................................   10
     5.6     Tax Returns and Payments.....................................................................   10
     5.7     Title to Property and Assets.................................................................   10
     5.8     No Adverse Change............................................................................   10
     5.9     Contracts and Commitments....................................................................   12
             (a)   Contracts..............................................................................   12
             (b)   Absence of Breaches or Defaults........................................................   13
     5.10    Permits......................................................................................   13
     5.11    Corporate Documents..........................................................................   13
     5.12    No Conflict or Violation.....................................................................   13
     5.13    Financial Statements.........................................................................   13
     5.14    Disclosure...................................................................................   14
     5.15    Litigation...................................................................................   14
     5.16    Labor Matters................................................................................   14
     5.17    Liabilities..................................................................................   14
     5.18    Compliance with Law..........................................................................   15
     5.19    No Brokers...................................................................................   15
     5.20    No Other Agreements..........................................................................   15
     5.21    Proprietary Rights...........................................................................   15
             (a)   Proprietary Rights.....................................................................   15
             (b)   Ownership and Protection of Proprietary Rights.........................................   16
     5.22    Transactions with Certain Persons............................................................   16
     5.23    Insurance....................................................................................   16
     5.24    Accounts Receivable..........................................................................   16
     5.25    Customers, Distributors and Suppliers........................................................   17
     5.26    Material Misstatements Or Omissions..........................................................   17


ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.............................................................   17
     6.1     Title........................................................................................   17
     6.2     Execution and Effect of Agreement............................................................   17


ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF PARENT AND WIRELESS.....................................................   18
     7.1     Organization of Parent and Wireless..........................................................   18
     7.2     Authorization................................................................................   18
     7.3     No Conflict or Violation.....................................................................   18
     7.4     Condition of Parent..........................................................................   19

ARTICLE VIII.
CONDITIONS TO THE SHAREHOLDER'S OBLIGATIONS...............................................................   19
     8.1     Representations, Warranties and Covenants....................................................   19
     8.2     No Proceedings, Litigation or Laws...........................................................   19
     8.3     Certificates.................................................................................   19
     8.4     Corporate Documents..........................................................................   19


ARTICLE IX.
CONDITIONS TO PARENT'S AND WIRELESS' OBLIGATIONS..........................................................   20
     9.1     Representations, Warranties and Covenants....................................................   20
     9.2     No Proceedings or Litigation.................................................................   20
     9.3     Opinion of Counsel...........................................................................   20
     9.4     Certificates.................................................................................   20
     9.5     Material Changes.............................................................................   20
     9.6     Releases.....................................................................................   20
     9.7     Corporate Documents..........................................................................   20
     9.8     Due Diligence Review.........................................................................   21


ARTICLE X.
ACTIONS BY PARTIES AFTER THE CLOSING......................................................................   21
     10.1    Registration of Parent Shares................................................................   21
     10.2    Shareholder Registration Rights..............................................................   21
     10.3    Extraordinary Transaction....................................................................   22
     10.4    Budget.......................................................................................   22
     10.5    Parent Services..............................................................................   23
     10.6    Termination of Services......................................................................   23
     10.7    Survival of Representations, Etc.............................................................   23
     10.8    Indemnifications.............................................................................   23
             (a)   By the Shareholder.....................................................................   24
             (b)   Tax Indemnity..........................................................................   24
             (c)   By Parent and Wireless.................................................................   24
             (d)   Damages................................................................................   24
             (e)   Cooperation............................................................................   24
             (f)   Defense of Claims......................................................................   25
             (g)   Parent's Right of Offset...............................................................   25
             (h)   Product and Warranty Liability.........................................................   26
             (i)   Brokers and Finders....................................................................   26


ARTICLE XI.
MISCELLANEOUS.............................................................................................   26
     11.1    Termination..................................................................................   26
             (a)  Termination.............................................................................   26
             (b)  In the Event of Termination.............................................................   27
     11.2 ................................................................................................   27
     11.3    Assignment...................................................................................   27
     11.4    Notices......................................................................................   27
     11.5    Choice of Law................................................................................   29
     11.6    Entire Agreement; Amendments and Waivers.....................................................   29
     11.7    Multiple Counterparts........................................................................   29
     11.8    Expenses.....................................................................................   30
     11.9    Invalidity...................................................................................   30
     11.10   Titles.......................................................................................   30
     11.11   Cumulative Remedies..........................................................................   30
     11.12   Attorneys' Fees..............................................................................   30


                              AGREEMENT OF MERGER


           This Agreement of Merger (this "Agreement"), dated as of July 10, 2000, is by and among Datalink.net, Inc., a Nevada corporation ("Parent"), Acquisition Wireless, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Wireless"), Cross Communications, Inc., an Illinois corporation (the "Company") and Kathleen M. Wold (the "Shareholder").

                                    RECITALS

           WHEREAS, the Company is engaged in the business of developing and marketing its own and others' wireless communications technology and software products (the "Business");and

           WHEREAS, the Boards of Directors of each of Parent, Wireless and the Company determined that it would be advisable and in the respective best interests of each such corporation and its shareholder(s) that: (i) the Company be merged with Wireless, with Wireless as the surviving entity; and (ii) the Shareholder, who currently owns all of the issued and outstanding shares of capital stock of the Company (the "Company Shares"), will have the right to receive that certain number of shares of common stock of Parent (the "Parent Shares") as provided in Sections 3.1 and 3.2 below.

                                   AGREEMENT

           NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     I.1   Defined Terms.  As used herein, the terms below shall have the
           -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

           "Affiliate" shall have the meaning set forth in the Securities
            ---------
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

           "Cause" shall mean (a) a breach by the Shareholder of any material
            -----
covenant contained in this Agreement; (b) willful misconduct or the habitual neglect of duties or gross misconduct materially injurious to the Parent or the Surviving Corporation; (c) a charge of any felony, a misdemeanor or a crime affecting the Surviving Corporation or Parent;
(d) insubordination or continued failure to perform in a professional manner; or
(e) the continued and habitual use of narcotics or alcohol to an extent which materially impairs the performance of duties.

          "Closing Date" shall mean the date of this Agreement or such other
           ------------
date as Parent, Wireless, the Company and the Shareholder shall mutually agree upon.

          "Contract" shall mean any agreement, contract, note, loan, evidence of
           --------
indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound, whether oral or written, but excluding all leases.

          "Disclosure Schedule" shall mean a schedule executed and delivered by
           -------------------
the Shareholder to Parent and Wireless as of the date hereof which sets forth the exceptions to the representations and warranties contained in Articles V and VI hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

          "Effective Time"  shall mean the date and time of receipt of the
           --------------
Certificate of Merger for filing by the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois, unless a delayed effective time is specified therein.

          "Financial Statements" shall mean the compiled balance sheet dated
           --------------------
March 31, 2000 and the related statements of operations of the Company for the nine months ended March 31, 2000. The definition of Financial Statements shall also include any and all information provided to the Parent by the Company to help the Parent compile an updated balance sheet and income statement of the Company as of May 31, 2000.

          "GAAP" means generally accepted accounting principles in the United
           ----
States as in effect from time to time.

          "Gross Business Expenses" shall mean any and all costs (as determined
           -----------------------
in accordance with GAAP) incurred by the Surviving Corporation in connection with the operation of the Business.

          "Gross Revenues" shall mean total revenues (as determined in
           --------------
accordance with GAAP) of the Surviving Corporation that were earned by, or generated from, the Business or the Surviving Corporation (including any products or services of Parent or its affiliates that are sold through the Business or the Surviving Corporation).

          "material adverse effect" or "material adverse change" shall mean any
           -----------------------      -----------------------
adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Company, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

          "Parent MFN Rates" shall mean rates at least as favorable as rates
           ----------------
charged by Parent at such time to any third party for substantially similar services.

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

          "Highest Average Trading Price" shall mean the highest average trading
           -----------------------------
price per share (as determined by taking the average of the highest and lowest sales price for the Parent Shares during a trading day, rounded down to the nearest whole number) that the Parent Shares have traded on the American Stock Exchange, Inc. or any other established stock exchange, automated quotation system or bulletin board during any trading day for at least five (5) consecutive market trading days on or before the last day of the Third Year Period.

            "Year Period"  shall mean, collectively, the First Year Period, the
             -----------
Second Year Period and the Third Year Period.

I.2         Other Defined Terms.  The following terms shall have the meanings
            -------------------
defined for such terms in the Sections set forth below:

       Term                                        Section
       __________________________________________________________

       Act                                         10.1
       ----------------------------------------------------------

       Action                                      5.15
       ----------------------------------------------------------

       Additional Parent Shares                    3.2
       ----------------------------------------------------------

       AMEX                                        3.2
       ----------------------------------------------------------

       Budget                                      10.4
       ----------------------------------------------------------

       Business                                    Recitals
       ----------------------------------------------------------

       Business Plan                               5.14
       ----------------------------------------------------------

       Capitalization Representations              10.3
       ----------------------------------------------------------

       Code                                        11.2
       ----------------------------------------------------------

       Claim                                       10.4(f)
       ----------------------------------------------------------

       Claim  Notice                               10.4(f)
       ----------------------------------------------------------

       Closing                                     4.1
       ----------------------------------------------------------

       Term                                        Section
       __________________________________________________________

       Company Shares                              Recitals
       ----------------------------------------------------------

       Damages                                     10.4
       ----------------------------------------------------------

       DGCL                                        2.1
       ----------------------------------------------------------

       Escrow Merger Shares                        10.3
       ----------------------------------------------------------

       Excluded Liabilities                        9.6
       ----------------------------------------------------------

       Extraordinary Transaction                   10.3
       ----------------------------------------------------------

       Extraordinary Transaction Date              10.3
       ----------------------------------------------------------

       Expiration Date                             10.7
       ----------------------------------------------------------

       First Year Base                             3.1(b)
       ----------------------------------------------------------

       First Year Period                           3.1(b)
       ----------------------------------------------------------

       First Year Shares                           3.1(b)
       ----------------------------------------------------------

       IBCA                                        2.1
       ----------------------------------------------------------

       Merger Certificate                          2.2
       ----------------------------------------------------------

       Merger Consideration                        3.1
       ----------------------------------------------------------

       Parent CFO                                  3.3
       ----------------------------------------------------------

       Parent Services                             10.2
       ----------------------------------------------------------

       Parent Shares                               Recitals
       ----------------------------------------------------------

       Proprietary Rights                          5.21(a)
       ----------------------------------------------------------

       Request for Services Statement              10.2
       ----------------------------------------------------------

       S-3 Registration Statement                  10.1
       ----------------------------------------------------------

       Second Year Base                            3.1(c)
       ----------------------------------------------------------

       Second Year Period                          3.1(c)
       ----------------------------------------------------------

       Second Year Shares                          3.1(c)
       ----------------------------------------------------------

       Third Year Base                             3.1(d)
       ----------------------------------------------------------

       Term                                        Section
       __________________________________________________________

       Third Year Period                           3.1(d)
       ----------------------------------------------------------

       Third Year Shares                           3.1(d)
       ----------------------------------------------------------

       Year End Statement                          3.3
       ----------------------------------------------------------


                                  ARTICLE II.
                                  THE MERGER

     II.1  The Merger.  Upon the terms and subject to the conditions hereof
           ----------
and in accordance with the Delaware General Corporation Law (the "DGCL") and the Illinois Business Corporation Act (the "IBCA"), the Company shall be merged with Wireless (the "Merger") at the Effective Time. Following the Merger, the separate existence of the Company shall cease, and Wireless shall continue as the surviving corporation (the "Surviving Corporation"), and shall succeed to and assume all the rights and obligations of the Company.

     II.2  Effective Time.  The parties hereto shall cause the Merger to be
           --------------
consummated by filing Certificates of Merger with respect thereto with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Illinois (the "Merger Certificates") in the forms attached hereto as Exhibit 2.2.

     II.3  Effects of the Merger.  The Merger shall have the effects set forth
           ---------------------
in Section 259 of the DGCL and Section 11.50 of the IBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Wireless shall rest in the Surviving Corporation, and all debts, liabilities and duties of the Company (except for the Excluded Liabilities) and Wireless shall become the debts, liabilities and duties of the Surviving Corporation.

     II.4  Certificate of Incorporation and By-laws of the Surviving
           ---------------------------------------------------------
Corporation; Officers and Directors.  The Certificate of Incorporation of
-----------------------------------
Wireless shall be the Certificate of Incorporation for the Surviving Corporation until thereafter changed or amended, and the By-laws of Wireless shall be the By-laws of the Surviving Corporation until thereafter changed or amended. From and after the Effective Time, until their successors are duly elected or appointed and qualified, the officers and the Board of Directors of Wireless shall be the officers and directors, respectively, of the Surviving Corporation.

     II.5  Effect of the Merger on Company Shares.  At the Effective Time, by
           --------------------------------------
virtue of the Merger and without any action on the part of the Shareholder, or the Board of Directors of the Parent, Wireless or the Company, all of the Company Shares held by the Shareholder shall be converted into the right to receive the Merger Consideration (as defined below).

     II.6  Cancellation of Company Shares; Delivery of Parent Shares.  On the
           ---------------------------------------------------------
Closing Date, the Shareholder shall surrender to Wireless the certificate representing 100% of the issued and outstanding Company Shares, and such certificate shall thereafter be canceled and will cease to represent any interest in the Company. On the Closing Date, Parent shall deliver (or cause its transfer agent to deliver) to the Shareholder, in exchange for the certificate representing the Company Shares, a certificate representing 62,500 Parent Shares.

                                 ARTICLE III.
                             MERGER CONSIDERATION

     III.1  Merger Consideration.  The Shareholder shall transfer to Wireless
            --------------------
all of the Company Shares owned by the Shareholder (which shall equal 100% of the issued and outstanding common stock of the Company) in exchange for the right to receive a maximum of 250,000 Parent Shares (as may be adjusted in accordance with Section 3.2 below) (the "Merger Consideration"). The Merger Consideration shall be payable to the Shareholder as follows:
           (1) 62,500 Parent Shares on the Closing Date;
           (2) if the Surviving Corporation generates Gross Revenues of at least $350,000 (the "First Year Base") during the twelve (12) months following the Closing Date (the "First Year Period"), then the Shareholder shall receive
 .17857 additional Parent Shares for each $1 of Gross Revenues generated above the First Year Base during the First Year Period (the "First Year Shares"). The maximum number of First Year Shares issuable shall be 62,500;
           (3) if the Surviving Corporation generates Gross Revenues of at least $700,000 (the "Second Year Base") during the twelve (12) months following the First Year Period (the "Second Year Period"), then the Shareholder shall receive
 .089285 additional Parent Shares for each $1 of Gross Revenues generated above the Second Year Base during the Second Year Period (the "Second Year Shares"). The maximum number of Second Year Shares issuable shall be 125,000 minus the First Year Shares; and
           (4) if the Surviving Corporation generates Gross Revenues of at least $1,400,000 (the "Third" Year Base@) during the twelve (12) months following the Second Year Period (the "Third Year Period"), then the Shareholder shall receive
 .0446425 additional Parent Shares for each $1 of Gross Revenues generated above the Third Year Base during the Third Year Period (the "Third Year Shares"). The maximum number of Third Year Shares issuable shall be 187,500 minus the sum of the First Year Shares plus the Second Year Shares.

Parent shall (or cause its transfer agent to) issue any Parent Shares due to the Shareholder in accordance with (b),(c) or (d) above, within sixty (60) days after the Shareholder's receipt of a Year End Statement (as defined below). Notwithstanding the foregoing, the Shareholder acknowledges and agrees that she will not be entitled to receive any Parent Shares in accordance with (b), (c) or
(d) above respectively, if during a respective Year Period the Gross Business Expenses are greater than the Gross Revenues.

     III.2  Issuance of Additional Parent Shares to the Shareholder.   In
            -------------------------------------------------------
addition to the Merger Consideration, the Shareholder is entitled to receive additional Parent Shares (the "Additional Parent Shares"), the number of which shall be determined based upon the Highest Average Trading Price and calculated as follows:

            (1) if the Highest Average Trading Price is no more than Twenty Dollars ($20.00), then the Shareholder is entitled to receive additional Parent Shares, the amount of which shall be equal to that number of Parent Shares received by the Shareholder in accordance with Section 3.1 above; or

            (2) if the Highest Average Trading Price is greater than Twenty Dollars ($20.00), then the Shareholder is entitled to receive additional Parent Shares, the number of which shall be determined by using the following formula:

                       MC x (1 - .05 (HATP - 20)) = APS

APS  -   Additional Parent Shares issuable pursuant to this Section 3.2(b).

HATP -   The Highest Average Trading Price.

MC   -   That total number of Parent Shares issued to the Shareholder in accordance with Section 3.1.

Parent shall (or cause its transfer agent to) issue any additional Parent Shares that are due in accordance with this Section 3.2, within thirty (30) days following the issuance of all of the Parent Shares as are due pursuant to
Section 3.1(d).

     III.3  Determination of Gross Revenue and Gross Business Expenses.  The
            ----------------------------------------------------------
Shareholder acknowledges and agrees that the Chief Financial Officer of the Parent (the "Parent CFO") shall determine the Gross Revenue and the Gross Business Expenses for each respective Year Period. Promptly after each Year Period the Parent CFO shall provide to the Shareholder a statement which shall disclose the Gross Revenues and the Gross Business Expenses for the preceding Year Period (a "Year End Statement"). The Surviving Corporation agrees to provide any and all information, as reasonably requested by the Parent CFO, necessary to calculate the Gross Revenues and Gross Business Expenses for any given Year Period.

            (1)  Disputed Gross Revenue Amount.  If the Shareholder disagrees
                 -----------------------------
with the Year End Statement, she must notify Parent of such disagreement in writing, specifying the particulars of such disagreement, within fifteen (15) business days after the Shareholder's receipt of the Year End Statement. To the extent that any portion of the Year End Statement is not in dispute, within sixty (60) days after the Shareholder's receipt of the Year End Statement, Parent shall (or cause its transfer agent to) issue to the Shareholder those Parent Shares which have become issuable with respect to that portion of the Year End Statement which is not in dispute.

            (2)  Resolution of Disputed Gross Revenue Amount.  Parent and
                 -------------------------------------------
Shareholder will use their best efforts for a period of thirty (30) calendar days after the Shareholder's delivery of such notice to resolve any disagreements with respect to the Year End Statement. If, at the end of such period, Parent and the Shareholder are unable to resolve such disagreements, the independent auditor of Parent shall resolve any remaining disagreements. The determination by Parent's independent auditor shall be final, binding and conclusive on the parties. Parent shall use its best efforts to cause the independent auditor to make its determination within thirty (30) calendar days of accepting the matter. Within sixty (60) days after the date of determination of Parent's independent auditor, Parent shall (or cause its transfer agent to) issue Parent Shares as are due in accordance with Section 3.1 above. The fees and expenses of the independent auditor retained to settle Year End Statement disputes shall be borne by the Shareholder.

     III.4  Changes in Parent Shares.  If prior to the Third Year Period, the
            ------------------------
Parent Shares shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Parent Shares, then the shares of Parent Shares to be issued as Merger Consideration or Additional Parent Shares under this Agreement, shall be proportionately and equitably adjusted to reflect any increase or decrease in the number of shares of Parent Shares resulting from such corporate event.

                                  ARTICLE IV.
                                    CLOSING

     IV.1  Closing Date and Location.  The closing of the transactions
           -------------------------
contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Greenberg Glusker Fields Claman & Machtinger LLP, at 1900 Avenue of the Stars, Suite 2100, Los Angeles, CA 90067 (1) on the first business day following the date on which the last of the conditions set forth in Articles VIII and IX (other than the filing of the Merger Certificate) are satisfied or to the extent permissible, waived, or (2) on such other date and at such other time or place as is mutually agreed by the parties hereto.

     IV.2  Obligations to the Company.  At the Closing, the Company shall
           --------------------------
deliver to Parent and Wireless the following documents:

           (1) A certificate of good standing from the State of Illinois dated as of a date not more than two (2) business days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

           (2) The officers' certificate provided for in Section 9.4; and

           (3) The Merger Certificate substantially in the form of Exhibit 2.2 executed by Company.


     IV.3  Obligation of the Shareholder.  At the Closing, the Shareholder
           -----------------------------
shall deliver to Parent and Wireless the certificate evidencing all of the issued and outstanding shares of the Company, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank together with a spousal consent in a form reasonably requested by Wireless to evidence the acknowledgment of and consent to the sale of the Company Shares by the spouse of Shareholder.

     IV.4  Obligations of Parent and Wireless.  At the Closing, Parent and
           ----------------------------------
Wireless shall deliver to the Shareholder (i) an officers' certificate provided for in Section 8.3 and (ii) the Merger Certificate substantially in the form of
Exhibit 2.2 executed by Wireless.

     IV.5  Obligation of Parent and Wireless for Payment of Debts.  At the
           ------------------------------------------------------
Closing, Parent shall issue a check in the name of each person and in the amount set forth opposite such persons name as listed on Schedule 4.5 attached hereto.

                                  ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES AS TO COMPANY

     Each of the Company and the Shareholder, jointly and severally, hereby represents and warrants to Parent and Wireless as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     V.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Illinois. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company or the Business. Copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Parent and Wireless are accurate and complete as of the date hereof. Schedule 5.1 contains a true, correct and complete list of all jurisdictions in which the Company is qualified to do business as a foreign corporation.

     V.2  Capitalization.  The authorized capital stock of the Company
          --------------
consists of 100,000 shares of common stock, of which 1,000 shares are outstanding. All of the Company Shares have been validly issued and are fully paid and non-assessable. No shares of common stock are held by the Company as treasury stock. There is no existing option, warrant, call, commitment or other security or agreement of any kind to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of capital stock of the Company or other securities convertible into shares of capital stock or any debt or equity security of the Company of any kind.

     V.3  Subsidiaries.  The Company does not have any subsidiaries or any
          ------------
equity interest in another entity.

     V.4  Authorization.  The Company has all requisite corporate power and
          -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly approved by the board of directors and the shareholder of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation, enforceable against it in accordance with its terms.

     V.5  Employee Benefit Plans.  The Company does not have any Employee
          ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     V.6  Tax Returns and Payments.  The Company has filed all tax returns and
          ------------------------
reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

     V.7  Title to Property and Assets.  The Company owns its property and
          ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     V.8  No Adverse Change.  Since March 31, 2000, there has not been
          -----------------

          (1) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (2) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

          (3) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (4) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

          (5) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

          (6) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (7) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (8) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

          (9) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (10) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (11) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (12) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

          (13) any arrangement or commitment by the Company to do any of the things described in this Section 5.8.

     V.9  Contracts and Commitments.
          -------------------------

          (1)  Contracts.  Schedule 5.9 sets forth a complete and accurate
               ---------
list of all Contracts of the following categories:

               (1) Contracts not made in the ordinary course of business;

               (2) Employment contracts and severance agreements;

               (3) Labor or union contracts;

               (4) Distribution, franchise, license, sales, commission, consulting agency or advertising contracts which are not cancelable on thirty
(30) calendar days notice;

               (5) Contracts involving expenditures or liabilities, actual or potential, in excess of $5,000 or otherwise material to the Company, taken as a whole, and not cancelable (without liability) within thirty (30) calendar days;

               (6) Contracts or commitments relating to commission arrangements with others;

               (7) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any assets are pledged (excluding credit provided by the Company to purchasers in the ordinary course of business;

               (8) Contracts containing covenants limiting the freedom of the Company or any officer, director, shareholder or affiliate, to engage in any line of business or compete with any person;

               (9) Any Contract with the United States, state or local government or any agency or department thereof;

               (10)  Leases of real property;

               (11) Leases of personal property not cancelable (without liability) within thirty (30) calendar days; and

               (12) Governmental or regulatory Permits required to conduct the Business as presently conducted.

The Company has delivered to Wireless and Parent true, correct and complete copies of all of the written Contracts listed on Schedule 5.9, including all amendments and supplements thereto, and a written summary setting forth the material terms and conditions of each and every oral Contract listed on Schedule 5.9, including all amendments and supplements thereto.

          (2)  Absence of Breaches or Defaults.  All of the Contracts are
               -------------------------------
valid and in full force and effect. The Company has duly performed all of its obligations under the Contracts, and no violation of, or default or breach under any Contracts has accrued.

     V.10  Permits.  The Company has all Permits required to conduct its
           -------
business except such Permits the failure of which to obtain would not have a material adverse effect. All such permits are valid and in full force and effect and are listed on Schedule 5.10. No notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company or any shareholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     V.11  Corporate Documents.  The Articles of Incorporation and Bylaws of
           -------------------
the Company are in the form provided to counsel for Parent and Wireless. The copy of the minute books of the Company provided to Parent and Wireless' counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

     V.12  No Conflict or Violation.  Neither the execution, delivery or
           ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Shareholder or the Company with any of the provisions hereof, will (1) violate or conflict with any provision of the Company's Articles of Incorporation or Bylaws, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of any Contract, agreement, or other instrument or obligation (1) to which the Company is a party or (2) by which the Company is bound, (3) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award, or (4) impose any encumbrance restriction or charge on the Company or the Business except in the case of each of clauses (a), (b), and (c) above, for such violations, conflicts, breaches, defaults, terminations or accelerations which, in the aggregate would not have a material adverse effect on the Company or the Business.

     V.13  Financial Statements.  The Financial Statements (1) are in
           --------------------
accordance with the books and records of the Company, (2) except as set forth in
Section 5.13 of the Disclosure Schedule or in the notes to the Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (3) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. Financial Statements have been compiled by Vaughn and Associates independent certified public accountants. At the respective dates of the Financial Statements, there were no liabilities of the Company, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto.

     V.14  Disclosure.  The Company has fully provided Parent and Wireless
           ----------
with all the information that has been requested for deciding whether to enter into this transaction and all information that the Company believes is reasonably necessary to enable Parent and Wireless to make such a decision. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto or any certificate furnished or to be furnished to Parent and Wireless at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     V.15  Litigation.  To the best of Shareholder's knowledge:  There is no
           ----------
action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, threatened or anticipated
(1) against, related to or affecting: (1) the Company, (2) any officers or directors of the Company, or (3) the Shareholder, (2) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (3) that involve the risk of criminal liability, or (4) in which the Company is a plaintiff, including any derivative suits; and the Company is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments.

     V.16  Labor Matters.  The Company is not a party to any labor agreement
           -------------
with any labor organization, union, group or association; there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice; there has not been any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor. There is no labor strike or labor disturbance pending or threatened, nor is any grievance currently being asserted. The Company is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice.

     V.17  Liabilities.  The Company does not have any liabilities,
           -----------
obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation tax liabilities due or to become due, except (1) liabilities which are reflected and reserved against on the Financial Statement, which have not been paid or discharged since the date thereof, (2) liabilities arising under Contracts, leases, letters of credit, purchase orders, licenses, Permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule (and under those Contracts which are not required to be disclosed on the Disclosure Schedule) and (3) liabilities incurred since the date of the Financial Statement in the ordinary course of business and consistent with past practice and in accordance with this Agreement (none of which relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action) which, individually or in the aggregate, has or would have a material adverse effect.

     V.18  Compliance with Law.  The Company has not violated and is in
           -------------------
compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except where the violation or failure to comply, individually or in the aggregate, would not have a material adverse effect. The Company has not received any notice to the effect that it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws. The Company has committed no act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, repaired, maintained, delivered, shipped or installed or services rendered prior to or on the Closing Date which, in the aggregate, would have a material adverse effect.

     V.19  No Brokers.  Neither the Company nor any of its officers,
           ----------
directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Parent or Wireless or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     V.20  No Other Agreements.  Neither the Shareholder nor the Company, its
           -------------------
officers, directors or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Parent and Wireless to sell, assign, transfer or effect a sale of any assets of the Company (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of the Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     V.21  Proprietary Rights.  With respect to the Company, to the best of
           ------------------
Shareholder's knowledge:

          (1)  Proprietary Rights.  Schedule 5.21 lists all of its domestic or
               ------------------
foreign, federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of its patents and copyright recordings and all pending applications therefor, all other trademarks and other marks, trade names and other trade rights or in which it has any interest whatsoever, and all other trade secrets, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, created or used by or on behalf of it (collectively, "Proprietary Rights"). The Proprietary Rights listed in the Disclosure Schedule are all those used by the Company in connection with the Business.

          (2)  Ownership and Protection of Proprietary Rights.  It owns and
               ----------------------------------------------
has the sole right to use each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or threatened litigation. It has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. No other firm, corporation, association or person (1) has the right to use any such trademarks, (2) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights, or (3) is infringing upon any such Proprietary Rights in any way. Its use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights. All of the Proprietary Rights are valid and enforceable, except where the failure to be so valid and enforceable would not have a material adverse effect.

     V.22  Transactions with Certain Persons.  Except as set forth on Schedule
           ---------------------------------
5.22, no officer, director or employee of the Company, nor any member of any such person's immediate family, is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement(1) providing for the furnishing of services by, (2) providing for the rental of real or personal property from, or (3) otherwise requiring payments to (other than for services as officers, directors or employees of the Company ) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

     V.23  Insurance.  Schedule 5.23 contains a complete and accurate list of
           ---------
all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) currently maintained by the Company. Such insurance provides, and during such period provided, coverage to the extent required by law and by any and all Contracts. The Company is not in default under any of such policies or binders, and has not failed to give any material notice or to present any material claim under any such policy or binder in a due and timely fashion. Except as set forth on
Schedule 5.23, there are no outstanding unpaid claims under any such policies or binders. All policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

     V.24  Accounts Receivable.  The accounts receivable set forth in the
           -------------------
Financial Statement, and all accounts receivable arising since the date of the Financial Statement, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

     V.25  Customers, Distributors and Suppliers.  Schedule 5.25 sets forth a
           -------------------------------------
complete and accurate list with respect to the Company, of the names and addresses of the (1) five (5) largest customers, distributors and other agents and representatives, showing the approximate total sales in dollars by the Company to each such customer during such fiscal year; and (2) five (5) largest suppliers, showing the approximate total purchases in dollars from each such supplier during such fiscal year. To the knowledge of the Company and the Shareholder after thorough inquiry of all sales people and other relevant personnel since March 31, 2000, except as disclosed on Schedule 5.25, there has been no material adverse change in the business relationship of the Company with any customer, distributor or supplier named on Schedule 5.25. The Company has not received any communication from any customer, distributor or supplier named on Schedule 5.25 of any intention to terminate or materially reduce purchases from or supplies to the Company.

     V.26  Material Misstatements Or Omissions.  No representations or
           -----------------------------------
warranties by the Company or the Shareholder in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereafter furnished to the Parent and Wireless pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading. The Company and the Shareholder have disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of the Company.

                                  ARTICLE VI.
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     The Shareholder hereby represents and warrants to Parent and Wireless that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     VI.1  Title.  The Shareholder holds of record and holds beneficially 100%
           -----
of the issued and outstanding shares of common stock of the Company, free and clear of any and all encumbrances or other restrictions on transfer. Other than this Agreement, the Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to any capital stock of the Company.

     VI.2  Execution and Effect of Agreement.  The Shareholder has the full
           ---------------------------------
right, power and authority to execute and deliver this Agreement and to perform her obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Shareholder, and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) and no other proceeding on the part of the Shareholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against the Shareholder in accordance with its terms.

                                 ARTICLE VII.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND WIRELESS

     Parent and Wireless hereby represent and warrant to the Company and the Shareholder as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     VII.1  Organization of Parent and Wireless.  Parent is a corporation duly
            -----------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada, and Wireless is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     VII.2  Authorization.  Both Parent and Wireless have all requisite
            -------------
corporate power and authority, and have taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their obligations thereunder. The execution and delivery of this Agreement by Parent and Wireless and the consummation by Parent and Wireless of the transactions contemplated hereby have been duly approved by the boards of directors of Parent and Wireless. No other corporate proceedings on the part of Parent or Wireless are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Wireless and is a legal, valid and binding obligation of Parent and Wireless, enforceable against Parent and Wireless in accordance with its terms.

     VII.3  No Conflict or Violation.  Neither the execution, delivery or
            ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Wireless with any of the provisions hereof, will (1) violate or conflict with any provision of (i) the Articles of Incorporation or Bylaws of Parent or (ii) the Certificate of Incorporation or Bylaw of Wireless, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Parent or Wireless is a party, or (3) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award except, in the case of each of clauses (a), (b) and (c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a material adverse effect on the Business or its ability to consummate the transactions contemplated hereby.

     VII.4  Condition of Parent.  The draft Annual Report (Form 10-KSB) for
            -------------------
the Parent's fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission on June 29, 2000, was prepared in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder, and since March 31, 2000, there have been, with respect to Parent and Wireless, no material adverse changes.

                                 ARTICLE VIII.
                  CONDITIONS TO THE SHAREHOLDER'S OBLIGATIONS

     The obligations of the Shareholder to consummate the transactions provided for hereby are subject, in the discretion of the Shareholder, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by the Shareholder and the Company:

     VIII.1  Representations, Warranties and Covenants.  All representations
             -----------------------------------------
and warranties of Parent and Wireless contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except to the extent expressly required or permitted to be changed by the terms hereof, and Parent and Wireless shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     VIII.2  No Proceedings, Litigation or Laws.  No Action by any
             ----------------------------------
governmental authority or other person shall have been instituted or threatened against the Parent, Wireless, the Company or the Shareholder which questions the validity or legality of the transactions contemplated hereby and which, in the reasonable opinion of the Shareholder, makes it inadvisable to consummate such transaction.

     VIII.3  Certificates.  Parent and Wireless shall furnish the Shareholder
             ------------
with such certificates (certified by their respective Secretary) of their officers and others to evidence compliance with the conditions set forth in this
Article VIII as may be reasonably requested by the Company and the Shareholder.

     VIII.4  Corporate Documents.  The Shareholder shall have received from
             -------------------
Parent and Wireless resolutions adopted by the boards of directors of Parent and Wireless approving this Agreement, and the transactions contemplated hereby.

                                 ARTICLE IX.
               CONDITIONS TO PARENT'S AND WIRELESS' OBLIGATIONS

     The obligations of Parent and Wireless to consummate the transactions provided for hereby are subject, in the discretion of Parent and Wireless, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Parent and Wireless.

     IX.1  Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of the Company and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except to the extent expressly required or permitted to be changed by the terms hereof, and the Company and the Shareholder shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     IX.2  No Proceedings or Litigation.  No Action by any governmental
           ----------------------------
authority or other person shall have been instituted or threatened against Parent, Wireless, the Company or the

Shareholder which questions the validity or legality of the transactions contemplated hereby and which, in the reasonable opinion of the Parent and Wireless, makes it inadvisable to consummate such transaction.

     IX.3  Opinion of Counsel.  The Company and the Shareholder shall have
           ------------------
delivered to Parent and Wireless an opinion of counsel to the Company and the Shareholder, dated as of the Closing Date, substantially to the effect set forth in Exhibit 9.3.

     IX.4  Certificates.  The Company shall furnish Parent and Wireless with
           ------------
such certificates (certified by the Company's Secretary) of its officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Parent and Wireless.

     IX.5  Material Changes.  There shall not have been any material adverse
           ----------------
change with respect to the Business or the Company since the date of this Agreement.

     IX.6  Releases.  Parent and Wireless shall have received evidence
           --------
(including, but not limited to complete written releases from the relevant creditors) reasonably satisfactory to them that the Shareholder has caused the Company to be released from all of the liabilities listed on Schedule 9.6 (the "Excluded Liabilities"), or in the alternative have caused such liabilities to be discharged, in any event at the sole cost and expense of the Shareholder and without liability or cost to the Company, Parent or Wireless.

     IX.7  Corporate Documents.  Parent and Wireless shall have received a
           -------------------
certificate of a duly authorized officer of the Company, dated the Closing Date, setting forth resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     IX.8  Due Diligence Review.  Parent and Wireless and their
           --------------------
representatives shall have conducted a due diligence review of the Company's books and records, financial statements, and other records and accounts of the Company, and in the sole discretion of Parent and Wireless, Parent and Wireless shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-closing covenants of the Company or the Shareholder made pursuant to this Agreement. Such review shall have no effect whatsoever on the liability of the Company or the Shareholder to Parent or Wireless under this Agreement or otherwise for breach of any representations, warranties, or covenants of the Company or the Shareholder hereunder.

                                 ARTICLE X.
                     ACTIONS BY PARTIES AFTER THE CLOSING

     X.1  Registration of Parent Shares.  Within ninety (90) days of the
          -----------------------------
Effective Time, Parent shall prepare and file with the Securities Exchange Commission a registration statement on Form

S-3 (the "S-3 Registration Statement") containing a form of prospectus (as amended or supplemented, if applicable) registering under the Securities Act of 1933, as amended (the "Act"), the 62,500 Parent Shares issued to the Shareholder on the Closing Date. The S-3 Registration Statement shall comply in all material respects with all applicable requirements of law. All costs and expenses in connection with preparing and filing the S-3 Registration Statement (including amendments and supplements thereto) shall be borne by Parent. The Registration Statement shall provide for a duration of at least thirty (30) days, and Parent shall permit the Shareholder to review the Registration Statement (as well as any Securities and Exchange Commission comments) and any amendments thereto in advance of filing, so long as such review does not prevent Parent from timely filing the Registration Statement or any responses.

     X.2  Shareholder Registration Rights.
          -------------------------------

          (a) If (but without any obligation to do so) Parent proposes to register any of the Parent Shares on a registration statement (other than a registration as required in Section 10.1 above, a registration relating solely to the sale of securities to participants in a Parent stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Parent Shares issuable as Merger Consideration, or a registration in which the only Parent Shares being registered are Parent Shares issuable upon conversion of debt securities that are also being registered), Parent shall, at such time, promptly give the Shareholder written notice of such registration. Upon the written request of the Shareholder given within twenty
(20) days after mailing of such notice by Parent, Parent shall, subject to the final approval of the other holder(s) of securities (including the underwriter, if applicable) intended to be included on such registration statement, use all reasonable efforts to cause to be registered under the Act all of the Parent Shares that the Shareholder has requested to be registered.

          (b) Unless otherwise approved by Parent, the Shareholder shall have the right to include its Parent Shares in no more than one registration statement filed by Parent in accordance with Section 10.2(a).

          (c) Parent shall have the right to terminate or withdraw any registration initiated by it under Section 10.2(a) prior to the effectiveness of such registration. The expenses of such withdrawn registration shall be borne by Parent.

     X.3  Extraordinary Transaction.  In the event of a change of control,
          -------------------------
merger, reorganization or consolidation (an "Extraordinary Transaction") of Parent with any other corporation in which (i) fifty percent (50%) or more of the capital stock or assets of Parent are transferred to another entity, or (ii) Parent is not the surviving corporation or Parent becomes a wholly-owned subsidiary of another corporation, any obligation of Parent to issue Parent Shares in accordance with Sections 3.1 and 3.2 of this Agreement shall be deemed canceled and the

Shareholder agrees that she will have no further right thereto, unless the controlling or surviving entity in the Extraordinary Transaction elects to assume such obligations, or to substitute other consideration in place thereof. Notwithstanding the foregoing, on the date the definitive agreement in connection with an Extraordinary Transaction is executed by all of the parties signatory thereto (the "Extraordinary Transaction Date"), Parent shall (or cause its transfer agent to) deposit into escrow a stock certificate representing the unissued Merger Consideration as of the Extraordinary Transaction Date (the "Escrow Merger Shares"). If (i) the consummation of the Extraordinary Transaction is prior to the expiration of the Third Year Period, (ii) the obligations set forth in Sections 3.1 or 3.2 of this Agreement are not assumed by the controlling or surviving entity in the Extraordinary Transaction and
(iii) no substitute consideration of equal or greater value and liquidity to the Escrow Merger Shares (as determined by the product of the Escrow Merger Shares multiplied by the closing sales price of the Parent Shares on the trading day prior to the Extraordinary Transaction Date) is provided by the controlling or surviving entity in the Extraordinary Transaction to the Shareholder, then Parent shall cause the escrow agent to deliver to the Shareholder the securities (or other consideration) that the Escrow Merger Shares were automatically converted into, or exchangeable for, as a result of the Extraordinary Transaction. For avoidance of doubt, the Escrow Merger Shares shall be deemed Parent Shares issued prior to the record date fixed by the Board of Directors of Parent in connection with the Extraordinary Transaction.

     X.4  Budget.  Parent and the Shareholder (or her designee) shall mutually
          ------
approve (and such approval shall not be unreasonably withheld) based upon what would be sufficient for the Surviving Corporation to achieve sales objectives under Section 3.1, above (i.e. $700,00, $1,400 and $2,800) for the Year Period and with expenses not in excess of the amount of such objectives) the Surviving Corporation's operating and capital expenditure budget with respect to the projected expenditures for the following 12 month period (the "Budget") and the Surviving Corporation (including its officer, directors or agents) shall not without the prior written approval of Parent, which approval may be given or withheld in Parent's sole discretion, make or approve an expenditure which would change, alter or modify the Budget or make or approve an expenditure which would result in: (i) an increase of greater than 5% of the total amount of the Budget; or (ii) an increase of greater than 5% of the amount of a respective line item
described in the Budget.   The Surviving Corporation shall provide Parent with a
proposed operating and capital expenditure budget no later than 30 days prior to the first day of the 12 month period related thereto.

     X.5  Parent Services.  Parent will use commercially reasonable efforts to
          ---------------
extend to the Surviving Corporation, for the benefit of the Surviving Corporation, non-monetary contributions in the form of sales, marketing, engineering and technical support services (including personnel) to assist the Surviving Corporation during any Year Period (the "Parent Services"). Each request for Parent Services must be included in the Budget for the respective Year Period. All Parent Services rendered in accordance with this Section 10.5 shall be provided at Parent MFN Rates.

     X.6  Termination of Services.  If during any Year Period, Kim Wold is
          -----------------------
terminated as an employee or consultant of the Surviving Corporation without Cause, Parent shall automatically issue to the Shareholder, within 60 days of the date of termination, the maximum number of Parent Shares the Shareholder has the right to receive, pursuant to Sections 3.1(b),(c) or (d), during the Year Period of such termination.

     X.7  Survival of Representations, Etc.  All statements contained in the
          --------------------------------
Disclosure Schedule or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of the Company, the Shareholder, Parent and Wireless contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 5.6, 5.22, 5.26 and this Section 10.7, and all claims and causes of action with respect thereto) shall terminate upon expiration of five (5) years after the Closing Date ("Expiration Date"). The representations and warranties in Sections 5.6, 5.22, and 5.26 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The representations and warranties in Sections 5.2, 6.1 and 6.2 (the "Capitalization Representations") shall survive indefinitely. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     X.8  Indemnifications.
          ----------------

          (1)  By the Shareholder.  The Shareholder shall indemnify, save and
               ------------------
hold harmless Parent and Wireless, their affiliates and subsidiaries, and their respective representatives, from and against any and all costs, losses (including without limitation diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation or warranty or the inaccuracy of any representation made by the Company or the Shareholder in or pursuant to this Agreement, or (2) any breach of any covenant or agreement made by the Company or the Shareholder in or pursuant to this Agreement;

provided, however, that Parent and Wireless makes a written claim for
--------  -------
indemnification against the Shareholder within the applicable survival period.

          (2)  Tax Indemnity.  The Shareholder, shall indemnify, save and hold
               -------------
harmless Parent and Wireless, their affiliates and subsidiaries, and their respective representatives, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (1) any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing Date and (2) for the unpaid taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (3)  By Parent and Wireless.  Parent and Wireless, jointly and
               ----------------------
severally, shall indemnify and save and hold harmless the Company, the Shareholder and each of their affiliates and subsidiaries, and their respective representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Wireless in or pursuant to this Agreement, (2) any breach of any covenant or agreement made by Parent or Wireless in or pursuant to this Agreement; or (3) operation of the Business of the Company from and after the Closing Date; provided, however, that the Shareholder make a written claim for
               --------  -------
indemnification against Parent or Wireless within the applicable survival period.

          (4)  Damages.  The term "Damages" as used in this Section 10.8 is not
               -------
limited to matters asserted by third parties against the Company, the Shareholder, Parent or Wireless, but includes Damages incurred or sustained by the Company, the Shareholder, Parent or Wireless in the absence of third party claims. The Company's or the Shareholder's obligation to indemnify Parent or Wireless, and Parent's or Wireless' obligation to indemnify the Company or the Shareholder, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

          (5)  Cooperation.  The indemnified party shall cooperate in all
               -----------
reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party does not
                   --------  -------
interfere with the indemnifying party's exercise of sole control over the defense and settlement of the lawsuit or action. The parties shall cooperate with each other in any notifications to insurers.

          (6)  Defense of Claims.  If a claim for Damages (a "Claim") is to be
               -----------------
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 10.8. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within thirty (30) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (1) to take control of the defense and investigation of such lawsuit or action, (20 to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (3) to compromise or settle such claim, which compromise or settlement, if it involves injunctive relief, shall be made only with the written consent of the indemnified party (such consent not to be unreasonably withheld). If the indemnifying party fails to provide written notice to the indemnified party of assumption of the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.4 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

          (7)  Parent's Right of Offset.  Anything in this Agreement to the
               ------------------------
contrary notwithstanding, Parent may withhold and set off against any Merger Consideration otherwise due to the Shareholder, any amount as to which the Shareholder is obligated to indemnify Parent or Wireless pursuant to any provision of this Section 10.8.

          (8)  Product and Warranty Liability.  The provisions of this Section
               ------------------------------
10.8 shall cover, without limitation, all obligations and liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, litigation or claims against Parent, Wireless or the Surviving Corporation in connection with, arising out of, or relating to products developed or sold by Parent, Wireless or the Surviving Corporation in connection with the Business, but only to the extent of a breach of a warranty in Section 5.18 above.

          (9)  Brokers and Finders.  Pursuant to the provisions of this Section
               -------------------
10.8, each of Parent, Wireless, the Company and the Shareholder shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

                                  ARTICLE XI.
                                 MISCELLANEOUS

     XI.1  Termination.
           -----------

          (1)  Termination.  This Agreement may be terminated at any time prior
               -----------
to Closing:

               (1) By mutual written consent of Parent, Wireless, the Company and the Shareholder;

               (2) By Parent or Wireless if there is a material breach of any representation or warranty set forth in Articles V and VII hereof or any covenant or agreement to be complied with or performed by the Company or the Shareholder pursuant to the terms of this Agreement or the material failure of a condition set forth in Article IX to be satisfied (and such condition is not waived in writing by Parent or Wireless) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article IX to be satisfied on or prior to the Closing Date, provided that Parent or Wireless may not terminate this Agreement prior to the Closing Date if the Company or the Shareholder has not had an adequate opportunity to cure such failure; or

               (3) By the Company or the Shareholder if there is a material breach of any representation or warranty set forth in Article VII hereof or of any covenant or agreement to be complied with or performed by Parent or Wireless pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by the Company or the Shareholder) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided that, the Company and the Shareholder may not terminate this Agreement prior to the Closing Date if Parent or Wireless has not had an adequate opportunity to cure such failure.

          (2)  In the Event of Termination.  In the event of termination of this
               ---------------------------
Agreement:

               (1) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (2) The provisions of the Mutual Non-Disclosure Agreement (the "Mutual Non-Disclosure Agreement"), dated as of March 16, 2000, by and between Parent and the Company shall continue in full force and effect; and

               (3) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in subsections
(i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     XI.2  Certain Tax Positions.  The parties intend the Merger to qualify as a
           ---------------------
reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Each party represents and warrants to the other that it (i) has had an opportunity to consult with its own tax advisor concerning the execution of this Agreement (and the transactions contemplated hereby) and (ii) has not relied on the advice or opinion (either written or oral) of the tax advisor for the other party. Each party agrees that it shall not take any action (unless consistent with the terms and conditions of this Agreement) that would cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

     XI.3  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties, provided, however, that Shareholder may assign the
                              --------  -------
right to receive the Merger Consideration or Additional Parent Shares to any family estate planning trust, family limited partnership or similar entity. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     XI.4  Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company before the Effective Time, addressed to:

          Cross Communications, Inc.
          1017 W. Burlington, 2nd Floor
          Downers Grove, IL 60515
          Attention: Kim Wold
          Facsimile: (630) 964-0924


          With a copy to:

          Hinshaw & Culbertson
          4343 Commerce Court, Suite 415
          Lisle, IL 60532
          Attention: Gregg I. Minkow, Esq.
          Facsimile: (630) 505-0959


          If to the Shareholder, addressed to:

          Kathleen M. Wold
          1803 Holly Avenue
          Darilen, IL 60561


          With a copy to:

          Hinshaw & Culbertson
          4343 Commerce Court, Suite 415
          Lisle, IL 60532
          Attention: Gregg I. Minkow, Esq.
          Facsimile: (630) 505-0959

          If to Parent or Wireless at any time or the Surviving
          Corporation, addressed to:

          Datalink.net, Inc.
          1735 Technology Drive, Suite 790
          San Jose, CA 95125
          Attention: Tali Durant, Esq.
          Facsimile: (408) 367-1701


          With a copy to:

          Greenberg Glusker Fields Claman & Machtinger LLP
          1900 Avenue of the Stars, Suite 2100
          Los Angeles, CA  90067-4590
          Attention: Kevin Garrett Monroe, Esq.
          Facsimile: (310) 553-0687
or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     XI.5  Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     XI.6  Entire Agreement; Amendments and Waivers.  This Agreement, the
           ----------------------------------------
Mutual Non-Disclosure Agreement, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     XI.7  Multiple Counterparts.  This Agreement may be executed in one or
           ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     XI.8  Expenses.  Except as otherwise specified in this Agreement, each
           --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     XI.9  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     XI.10  Titles.  The titles, captions or headings of the Articles and
            ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     XI.11  Cumulative Remedies.  All rights and remedies of either party
            -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     XI.12  Attorneys' Fees.  If any party to this Agreement brings an action
            ---------------
to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.



                           (Signature Page to Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              PARENT:

                              DATALINK.NET, INC.


                              By:
                              Name:
                              Its:


                              WIRELESS:

                              ACQUISITION WIRELESS, INC.


                              By:
                              Name:
                              Its:


                              COMPANY:

                              CROSS COMMUNICATIONS, INC.


                              By:
                              Name:
                              Its:


                              SHAREHOLDER:

                              Kathleen M. Wold

                                  Exhibit 2.2
                                  -----------

                              Merger Certificates



                                 See attached.

                                  Exhibit 9.3
                                  -----------

                          Opinion of Counsel for the
                          Shareholder and the Company



                                 See attached.